Exhibit 21.
                                                                     ----------

                        SUBSIDIARIES OF THE REGISTRANT


                                                           Place of            Percentage of
    Name of Company                                      Incorporation       Voting Securities
    ---------------                                      -------------       -----------------

ASF Thomas Limited                                       United Kingdom              100%
ASF Thomas Industries Holding Deutschland GmbH           Germany                     100%
ASF Thomas Industries GmbH, Puchheim                     Germany                     100%
ASF Thomas Industries GmbH, Memmingen                    Germany                     100%
ASF Thomas Industries GmbH & Co. KG, Wuppertal           Germany                     100%
ASF Thomas Industries Schweiz GmbH                       Switzerland                 100%
ASF Thomas, Inc.                                         Georgia                     100%
Blue Grass Holdings Inc.                                 Nevada                      100%
T.I. Industries Corporation                              Delaware                    100%
TI Pneumotive, Inc.                                      Delaware                    100%
Thomas Canadian Holdings Inc.                            Delaware                    100%
Thomas Group U.K., Inc.                                  Delaware                    100%
Thomas Imports, Inc.                                     Nevada                      100%
Thomas Industries Asia Pacific, Inc.                     Delaware                    100%
Thomas Industries Asia Pacific, Ltd.                     Hong Kong                   100%
Thomas Industries Australia Pty. Ltd.                    Australia                   100%
Thomas Industries Export, Inc.                           U.S. Virgin Islands         100%
Thomas Industries Holdings Inc.                          Delaware                    100%
Thomas-Oberdorfer Pumps, Inc.                            Delaware                    100%
Tupelo Holdings Inc.                                     Delaware                    100%
Welch Vacuum Technology, Inc.                            Delaware                    100%






                         NON WHOLLY OWNED SUBSIDIARIES

                                                        Place of                 Percentage of
    Name of Company                                   Incorporation            Voting Securities
    ---------------                                   -------------            -----------------

Thomas Americas Industria e Commercio, LTDA              Brazil                       95%





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